UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 11, 2012
USA GRAPHITE INC.
(Exact name of registrant as specified in its charter)
Nevada	000-52044	26-2940624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
848 N. Rainbow Blvd., #3550, Las Vegas, Nevada		89107
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(603) 525-3380
Magnum Oil Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 7.01	Regulation FD Disclosure

On April 11, 2012, Magnum Oil Inc. (the “Company”, “we”, “us”) filed Articles of Merger with the Nevada Secretary of State to change the name of the Company to “USA Graphite Inc.”, to be effected by way of a merger with its wholly-owned subsidiary USA Graphite Inc., which was created solely for the name change.

Also on April 11, 2012, the Company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of the Company’s authorized and issued and outstanding shares of common stock on a 3.5 new for one (1) old basis and, consequently, the Company’s authorized capital increased from 50,000,000 to 175,000,000 shares of common stock and the Company’s issued and outstanding shares of common stock increased from 48,400,000 to 169,400,000 shares of common stock, all with a par value of $0.001.

These amendments became effective on April 17, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on April 17, 2012 under the symbol “MGNID”.  The “D” will be placed on our ticker symbol for 20 business days.  A new symbol will be issued by FINRA after 30 business days to reflect the Company’s new name. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K.  Our new CUSIP number is 90290L103.

Item 9.01	Financial Statements and Exhibits
3.1	Articles of Merger
3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA GRAPHITE INC.
/s/ Patrick DeBlois
Patrick DeBlois
President and Director

Date:	April 18, 2012

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